Exhibit 21



                 Subsidiaries of Guaranty Financial Corporation
                 ----------------------------------------------


           Name of Subsidiary                          State of Organization
           ------------------                          ---------------------

    Guaranty Bank                                             Virginia

         - GMSC, Inc.                                         Virginia

         - Guaranty Investments Corporation                   Virginia

    Guaranty Capital Trust I                                  Delaware